                          THE MEAD CORPORATION
                   EXECUTIVE CAPITAL ACCUMULATION PLAN
                   -----------------------------------

           (As Amended and Restated Effective January 1, 1999)

                        TABLE OF CONTENTS

SECTION 1 - GENERAL . . . . . . . . . . . . . . . . . . . . . .1

     1.1   Purpose and Effective Date . . . . . . . . . . . . .1
     1.2   Plan Funding and Administration. . . . . . . . . . .1
     1.3   Applicable Law . . . . . . . . . . . . . . . . . . .2
     1.4   Gender and Number. . . . . . . . . . . . . . . . . .2
     1.5   Assignment . . . . . . . . . . . . . . . . . . . . .2
     1.6   Plan Year. . . . . . . . . . . . . . . . . . . . . .2

SECTION 2 - PARTICIPATION . . . . . . . . . . . . . . . . . . .2

     2.1    Participation Requirement . . . . . . . . . . . . .2
     2.2    Continued Participation . . . . . . . . . . . . . .3
     2.3    Participation Not Contract of Employment. . . . . .3

SECTION 3 - DEFERRAL OF INCOME. . . . . . . . . . . . . . . . .3

     3.1    Deferred Income Amount. . . . . . . . . . . . . . .3
     3.2    Certain Conditions Relating to Income Deferral. . .5
     3.3    Annual Election to Participate. . . . . . . . . . .6

SECTION 4 - PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . . .7

SECTION 5 - ROLLOVERS . . . . . . . . . . . . . . . . . . . . .7

     5.1    ICEP Rollovers. . . . . . . . . . . . . . . . . . .7
     5.2    SERP Rollovers. . . . . . . . . . . . . . . . . . .7
     5.3    Excess Plan Rollovers . . . . . . . . . . . . . . .7
     5.4    415 Plan Rollovers. . . . . . . . . . . . . . . . .8

SECTION 6 - CREDITING OPTIONS . . . . . . . . . . . . . . . . .8

     6.1    Establishment of Crediting Options. . . . . . . . .8
     6.2    Participant Change of Crediting Options . . . . . .9

SECTION 7 - ADJUSTMENT OF PARTICIPANT ACCOUNTS. . . . . . . . .9

     7.1    Adjustment of Participants' Participant Accounts. .9
     7.2    Matching Amount . . . . . . . . . . . . . . . . . 10
     7.3    Quarterly Statement of Participant Accounts       11
            Balances

SECTION 8 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO
            PARTICIPANTS. . . . . . . . . . . . . . . . . . . .11

     8.1   Annual Distributions . . . . . . . . . . . . . . . .11
     8.2   Interim Distributions. . . . . . . . . . . . . . . .12
     8.3   Emergency Distributions. . . . . . . . . . . . . . .12
     8.4   Elective Distributions . . . . . . . . . . . . . . .13
     8.5   Change in Control Distributions                     13
     8.6   Withholding. . . . . . . . . . . . . . . . . . . . .13

SECTION 9 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO
            BENEFICIARIES . . . . . . . . . . . . . . . . . . .14

     9.1   Distribution to Beneficiary. . . . . . . . . . . . .14
     9.2   Beneficiary. . . . . . . . . . . . . . . . . . . . .14

SECTION 10 - DISTRIBUTIONS TO INCAPACITATED PERSONS . . . . . .14

SECTION 11 - SECTION 162(m) LIMITATION ON DISTRIBUTIONS . . . .15

     11.1  Tentative Section 162(m) Determination . . . . . . 15
     11.2  Tentative Determination Amount Not in Excess of
           162(m) Limit . . . . . . . . . . . . . . . . . . . 15
     11.3  Tentative Determination Amount in Excess of 162(m)
           Limit . . . . . . . . . . . . . . . . . . . . . . .16
     11.4  Change in Control. . . . . . . . . . . . . . . . . 16
     11.5  Certain Definitions. . . . . . . . . . . . . . . . 18

SECTION 12 - DISPUTE RESOLUTION . . . . . . . . . . . . . . . 19

     12.1  Notice of Denial . . . . . . . . . . . . . . . . .  19
     12.2  Notice of Appeal . . . . . . . . . . . . . . . . . .19
     12.3  Decision on Appeal . . . . . . . . . . . . . . . . .20

SECTION 13 - AMENDMENT AND TERMINATION. . . . . . . . . . . .  20

EXHIBIT I - CREDITING OPTIONS

             THE MEAD CORPORATION
      EXECUTIVE CAPITAL ACCUMULATION PLAN
      -----------------------------------


SECTION 1 - GENERAL
-------------------
               1.1  Purpose and Effective Date.  Effective
                    --------------------------
January 1, 1995, The Mead Corporation ("Mead"), an Ohio Corporation, established The Mead Corporation Executive Capital Accumulation Plan (the "Plan"). The Plan was subsequently amended from time to time and the following provisions constitute a further amendment, restatement and continuation of the Plan, effective January 1, 1999. The purpose of the Plan continues to be to provide recurring annual opportunities for the deferment of payment of certain amounts otherwise currently payable to its "Eligible Employees" (as defined below) and those of any "Affiliate" (as defined below) who meet the requirements to become a "Participant" set forth in subsection 2.1. Mead and such Affiliates are sometimes referred to below, individually, as an "Employer" and, collectively, as the "Employers". The term "Eligible Employee" means any employee of an Employer:

                    (a)  who is employed in the United States of
                         America or to whom the Plan has been
                         extended by the Compensation Committee
                         of the Board of Directors of Mead (the
                         "Committee") or its delegate; and

                    (b)  who either:
                         (i)  is compensated by his Employer at a
                              salary grade at least equivalent to
                              Mead's salary grade 19; or

                         (ii) has compensation that exceeds an
                              amount equal to the amount taken
                              into account for purposes ofsection
                              415 of the Internal Revenue Service
                              Code of 1986 (the "Code") and who
                              is designated by the Committee or
                              its delegate as an Eligible
                              Employee, but only for such period
                              as the Committee or its delegate
                              shall decide.

The term "Affiliate" means any entity during the period that it is, along with Mead, a member of a controlled group of corporations, a controlled group of trades and businesses, an affiliated service group or any other entity designated by the Secretary of the Treasury (as described in sections 414(b), 414(c), 414(m), and 414(o), respectively, of the Code.

               1.2  Plan Funding and Administration.  The
                    -------------------------------
benefits payable under the Plan are unfunded and are payable, when due, from the general assets of Mead; provided, however, that Mead, in its discretion, may establish or maintain a trust to pay such amounts, which trust shall be subject to the claims of Mead's unsecured general creditors in the event of Mead's bankruptcy or insolvency; and provided, further, that Mead shall remain responsible for the payment of any such amounts which are not so paid by any such trust. The Plan shall be administered by a "Plan Administrator" who is appointed by, and serves at the pleasure of, the Committee and who has the rights, powers and duties with respect to the Plan that are hereinafter set forth and such other rights, powers and duties as are reasonably necessary for the administration of the Plan. As of the effective date, the Plan Administrator is the Vice President-Human Resources of Mead except as to distributions and dispute resolution matters relating to him.

               1.3  Applicable Law.  The Plan will be construed
                    --------------
and administered in accordance with the laws of the State of Ohio to the extent that those laws are not preempted by the laws of the United States of America.

               1.4  Gender and Number.  Where the context admits,
                    -----------------
words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

               1.5  Assignment.  No Plan right or interest of any
                    ----------
Participant or Beneficiary shall be assignable or transferable, in whole or in part, either directly or otherwise, including without limitation thereto, by execution, levy, attachment, garnishment, pledge or in any other manner, but excluding transfers by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no such right or interest shall be liable for, or subject to, any obligation or liability of any Participant or Beneficiary; except that a Participant may direct that payments be made during his lifetime, when due, to a trust established by him and evidenced to his Employer to be a trust treated as a grantor trust within the meaning of section 671 of the Code.

               1.6  Plan Year.  The term "Plan Year" means the
                    ---------
calendar year.

SECTION 2 - PARTICIPATION
-------------------------
               2.1            Participation Requirement.  An
                              -------------------------
employee of the Employers who is a Participant in the Plan on January 1, 1999 will continue as such, subject to the terms and conditions of the Plan. Each other employee of the Employers will become a Participant in the Plan as of January 1, 1999, or on any subsequent January 1, if on such January 1 he:

                              (a)  is an Eligible Employee;

                              (b)  has executed an Annual
                                   Participation Election form
                                   (as described in subsection
                                   3.3); and

                              (c)  has executed such forms as the
                                   Plan Administrator may
                                   determine necessary to permit
                                   Mead (at its discretion and
                                   expense) to maintain a policy
                                   of insurance on his life under
                                   the terms of which Mead shall
                                   be the policyholder, owner and
                                   beneficiary.

Each employee of the Employers who becomes an Eligible Employee on or after January 1, 1999 will become a Participant in the Plan (on a prospective basis) on the earlier of the date on which the Plan Administrator has received his executed Annual Participation Election form if that date is within 30 days of the date he becomes an Eligible Employee or on any subsequent January 1 if he then meets the requirements set forth in paragraphs (a) through
(c) above.

               2.2            Continued Participation.  Until
                              -----------------------
distribution of the entire balances of a Participant's "Participant Accounts" (as described in Section 4) has been made, a Participant or, in the event of his death, any "Beneficiary" (as defined in subsection 9.2) of any of the Participant's undistributed Participant Accounts, as the case may be, will be considered and treated as a Participant for all purposes of the Plan, except that any additional compensation (other than severance benefits) deferral or "401(k) Top-Up Contribution" (each as described in subsection 3.1) shall cease:

                              (a)  as of the first day of the
                                   month next following the date
                                   on which he is no longer an
                                   Eligible Employee; and

                              (b)  for any period during which
                                   his right to make "Before-tax
                                   Contributions" under The Mead
                                   401(k) Plan (the"401(k) Plan")
                                   is suspended by reason of a
                                   Financial Hardship
                                   distribution made to him under
                                   the terms of that plan.

               2.3            Participation Not Contract of
                              -----------------------------
Employment.  The Plan does not constitute acontract of employment
-----------
and participation in the Plan does not give any employee the right to be retained in the employ of the Employers nor give any person any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.


SECTION 3 - DEFERRAL OF INCOME
------------------------------

               3.1            Deferred Income Amount.  Subject to
                              ----------------------
the provisions of subsection 3.2, by entering into a written
Annual Election to Participate as provided by subsection 2.1, a Participant may elect:

                              (a)  to defer a portion of the
                                   amount of the base salary, the
                                   annual incentive pay (which,
                                   for purposes of the Plan,
                                   shall include any spot bonus)
                                   and the cash portion of the
                                   long-term incentive pay, that
                                   would otherwise be payable to
                                   him for services performed
                                   during the period that the
                                   Annual Election to Participate
                                   is effective;

                              (b)  whether or not he has made an
                                   election pursuant to paragraph
                                   (a) above, a Participant who
                                   has elected to make the
                                   maximum Before-tax
                                   Contribution that he is
                                   permitted under the 401(k)
                                   Plan for the period for which
                                   the Annual Election to
                                   Participate is effective may
                                   elect to make a 401(k) Top-Up
                                   Contribution for that period;
                                   and

                              (c)  to defer a retention bonus or
                                   a severance benefit.

The term "401(k) Top-Up Contribution" means an additional deferral amount which begins in the month that the maximum Before-tax contribution allowed under the 401(k) Plan is reached. The monthly amount of the additional deferral is calculated by multiplying the deferral percentage elected under the 401(k) Plan by the salary and incentive compensation that would be eligible for Before-tax Contributions to the 401(k) Plan (but for section 402(g) of the Code and any 401(k) Plan limitations) for the month and subtracting from such product the amount, if any, of Before-tax Contributions to the 401(k) Plan for such month. The deferral percentage used for purposes of the 401(k) Top-Up Contribution is the percentage currently elected under the 401(k) Plan for Before-tax Contributions. Subject to the provisions of paragraph 7.1(d), a Participant's 401(k) Top-Up Contribution and a portion of his other additional deferral during any month shall be credited with a "Matching Amount" (as described in subsection 7.2).

               3.2            Certain Conditions Relating to
                              -------------------------------
Income Deferral. Deferrals of income permitted by subsection
---------------
3.1 are subject to the following:

                              (a)  The amount of a Participant's
                                   annual base salary deferral:

                                   (i)  shall not exceed 80
                                        percent of the amount of
                                        that salary, determined
                                        as of the last day of the
                                        month during which the
                                        election is made;

                                   (ii) shall, at a Participant's
                                        election made on his
                                        Annual Written Election
                                        to Participate, be
                                        automatically increased
                                        by an amount equal to all
                                        or any part of the amount
                                        of the income realized by
                                        the Participant on the
                                        exercise of non-qualified
                                        stock options granted to
                                        him by an Employer and
                                        held by him for at least
                                        5 years, subject to the
                                        limitations of paragraph
                                        (i) next above and to the
                                        following:

                                        (A)  the amount of
                                             increased deferral
                                             shall:

                                             (1)  not exceed an
                                                  amount equal to
                                                  the
                                                  Participant's
                                                  remaining
                                                  unpaid annual
                                                  base salary for
                                                  the year of
                                                  exercise;

                                             (2)  be made in
                                                  equal monthly
                                                  increments,
                                                  beginning with
                                                  the calendar
                                                  month next
                                                  following the
                                                  month of
                                                  exercise of the
                                                  non-qualified
                                                  stock option
                                                  and continuing
                                                  for the
                                                  remainder of
                                                  the calendar
                                                  year;

                                        (B)  a Participant may
                                             not elect an
                                             increased deferral
                                             with respect to
                                             income realized on
                                             account of his
                                             exercise of a
                                             non-qualified stock
                                             option during the
                                             month of December of
                                             any calendar year;
                                             and

                                        (C)  if a Participant is
                                             subject to stock
                                             ownership guidelines
                                             established by Mead,
                                             the increased
                                             deferral
                                             contemplated by this
                                             paragraph 3.2(a) is
                                             conditioned on the
                                             Participant's
                                             conformance with
                                             those guidelines.

                              (b)  a Participant may defer up to
                                   80 percent of the amount of
                                   his annual incentive pay and
                                   of any spot bonus paid in lieu
                                   of incentive pay;

                              (c)  a Participant may defer up to
                                   100 percent of the amount of
                                   the cash portion of his
                                   long-term incentive pay, spot
                                   bonuses (other than spot
                                   bonuses paid in lieu of
                                   incentive pay), retention
                                   bonuses and severance
                                   benefits;

                              (d)  all deferrals shall be
                                   expressed in multiples of 1
                                   percent; and

                              (e)  in no event shall any portion
                                   of the amount of any excess
                                   Before-tax Contribution
                                   returned to a Participant in
                                   accordance with the terms of
                                   the 401(k) Plan be subject to
                                   deferral under this Plan.

               3.3            Annual Election to Participate.
                              ------------------------------
The term "Annual Election to Participate" means a written agreement, in a form furnished by the Plan Administrator, entered into by and between a Participant and his Employer with respect to a calendar year and setting forth:

                              (a)  the deferral percentages
                                   elected by the Participant in
                                   accordance with paragraphs
                                   3.1(a) and (b) for that
                                   calendar year;

                              (b)  the percentage of his total
                                   deferral that is allocated to
                                   each of the "Crediting
                                   Options" (as described in
                                   subsection 6.1) selected by
                                   him;

                              (c)  the "Distribution Period" (as
                                   defined below) that he elects
                                   to be applicable with respect
                                   to the amounts deferred
                                   pursuant to that Annual
                                   Election to Participate and,
                                   if applicable, the "Interim
                                   Distribution" amount or
                                   percentage that he elects to
                                   have applicable to such
                                   amounts as permitted by
                                   subsection 8.2;

                             (d)   subject to the provisions of
                                   paragraph 8.1(b), the calendar
                                   year in which the Distribution
                                   Period is to commence; and

                              (e)  the Beneficiary who is to
                                   receive the remaining balance
                                   of the Participant Accounts
                                   established for the
                                   Participant by reason of that
                                   Annual Election to Participate
                                   in the event of the
                                   Participant's death prior to
                                   distribution of the entire
                                   balance of that Account to
                                   him.

Each Annual Election to Participate shall be irrevocable by the Participant after the last day of the calendar month preceding its effective date. The term "Distribution Period" means, with respect to any Participant Account, a period of 5, 10, 15 or 20 calendar years as elected by the Participant for whom the Account is maintained.

               3.4            Additional Elections to Defer.  A
                              -----------------------------
written agreement, in a form furnished by the Plan Administrator, can be entered into by and between a Participant and his Employer to defer amounts listed in paragraph 3.1(c). The election to defer any such amount must be made by one of the following dates that is applicable:
                              (a)  with respect to retention
                                   bonuses, within 30 days
                                   after the employee is notified
                                   that he is eligible for such
                                   bonus, but before such amount
                                   becomes payable; and

                              (b)  with respect to a severance
                                   benefit, before such benefit
                                   has been agreed.


SECTION 4 - PARTICIPANT ACCOUNTS
--------------------------------
               For each calendar year, the Plan Administrator shall cause a Participant Account to be established and maintained by Mead in the name of each Participant to reflect the amount of any deferrals that are the subject of the Participant's Annual Election to Participate for that calendar year and of any Matching Amounts attributable thereto. A Participant's Participant Accounts shall be adjusted monthly as provided in subsection 7.1 and shall be distributed to a Participant in accordance with the provisions of Section 8 or, in the event of the Participant's death, to his Beneficiary in accordance with the provisions of Section 9.

SECTION 5 - ROLLOVERS
---------------------
               5.1  ICEP Rollovers.  Notwithstanding any
                    --------------
provision of the Plan to the contrary, a Participant for whose benefit a balance is maintained under the Incentive Compensation Election Plan (the "ICEP") may elect, during December, 1994, to have that balance transferred to the Plan and credited to a separate Participant Account (to be identified as his "ICEP Participant Account") established hereunder as of January 1, 1995, subject to the following:

                              (a)  In no event may a Participant
                                   elect to transfer to this Plan
                                   any amount credited under the
                                   Supplement to the ICEP.

                              (b)  No ICEP rollover to the Plan
                                   shall be permitted after
                                   January 1, 1995.

                              (c)  A Participant's Distribution
                                   Period with respect to his
                                   ICEP Participant Account shall
                                   commence on the date on which
                                   payment of his balance under
                                   the ICEP would have commenced.

               5.2  SERP Rollovers.  Notwithstanding any
                    --------------
provision of the Plan to the contrary, if a Participant who is also a Participant under The Mead Corporation Supplemental Executive Retirement Plan (the "SERP") has elected, at the time and in the manner permitted by the SERP, to have any amount otherwise payable to him under the terms of the SERP transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "SERP Participant Account"), will be established hereunder as of the date payment would have been made to him under the provisions of the SERP, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (e) of this Plan.

               5.3  Excess Plan Rollovers.  Notwithstanding any
                    ---------------------
provision of the Plan to the contrary, if a Participant who is also a Participant under The Mead Corporation Excess Earnings Benefit Plan (the "Excess Plan") has elected, at the time and in the manner permitted by the Excess Plan, to have any amount otherwise payable to him under the terms of the Excess Plan transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "Excess Plan Participant Account") will be established hereunder as of the date payment would have been made to him under the provisions of the Excess Plan, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (e) of this Plan.

               5.4  415 Plan Rollovers.  Notwithstanding any
                    ------------------
provision of the Plan to the contrary, if a Participant who is also a Participant under The Mead Corporation Section 415 Excess Benefit Plan (the "415 Plan") has elected, at the time and in the manner permitted by the 415 Plan, to have any amount otherwise payable to him under the terms of the 415 Plan transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "415 Plan Participant Account") will be established hereunder as of the date payment would have been made to him under the provisions of the 415 Plan, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (e) of this Plan.

SECTION 6 - CREDITING OPTIONS
-----------------------------
               6.1  Establishment of Crediting Options.
                    ----------------------------------
The Committee shall designate "Crediting Options" (in such number and of such asset character as it shall decide), the investment experience of which shall be applied in adjusting Participants' Participant Accounts, as provided in subsection 7.1. The Crediting Options available as of January 1, 1999 are set forth on Exhibit I of the Plan. On advance written notice to the Participants, the Committee may cause any Crediting Option to be prospectively deleted and may designate other Crediting Options. In no event shall the assets of a Crediting Option be constituted of securities of any Employer or Affiliate. Should any Employer determine to invest any of its funds in the asset or assets constituting a Crediting Option, amounts representing such investment shall be the sole property of that Employer and shall be subject to the claims of its general creditors. No Participant or Beneficiary shall have any claim or right with respect to any such amounts. Notwithstanding the foregoing provisions of this subsection 6.1, upon and after the occurrence of a Change in Control, the Committee shall have no power to eliminate any Crediting Option which was available immediately prior to the Change in Control and, if any Crediting Option shall be eliminated through circumstances beyond the control of the Committee, the Committee shall immediately add a Crediting Option which will provide an investment return equal to one-hundred-twenty percent (120%) of the long-term Federal interest rate determined monthly under section 1274(d) of the Code, compounded semi-annually.

               6.2  Participant Change of Crediting
                    -------------------------------
Options.  By writing filed with the Plan Administrator on or
-------
before the last business day of February, May, August or November to be effective as of the first day of the following calendar quarter, a Participant may elect:

                    (a)  with respect to amounts to be credited
                         to any Participant Account on and after
                         that day pursuant to subsection 3.1, the portion (expressed as a multiple of 1 percent) thereof that is to be adjusted pursuant to subsection 7.1 to reflect the investment experience of any Crediting Option (referred to below as an "Adjustment Portion"); and

                    (b)  that all or a portion (expressed as a
                         multiple of 1 percent) of the balance of any Participant Accounts then maintained for his benefit that constitutes an Adjustment Portion be changed to another Adjustment Portion.

SECTION 7 - ADJUSTMENT OF PARTICIPANT ACCOUNTS
----------------------------------------------
               7.1            Adjustment of Participants'
                              ---------------------------
Participant Accounts.  As of each "Accounting Date" (as defined
--------------------
below), the Plan Administrator shall cause each Participant Accounts to be adjusted as follows:

                              (a)  first, by charging to the
                                   -----
                                   proper Participant Accounts of
                                   each Participant the amount of
                                   any distribution made to, or
                                   on account of, the Participant
                                   from the Account since the
                                   last preceding Accounting Date
                                   and with the amount of any
                                   forfeiture resulting from an
                                   Elective Distribution made to
                                   him pursuant to the provisions
                                   of subsection 8.4, which
                                   charges shall be made, pro
                                   rata, according to the
                                   Adjustment Portions of that
                                   Participant Accounts;

                              (b)  next, by adjusting each
                                   ----
                                   Participant Account maintained
                                   on behalf of a Participant,
                                   upward or downward, as the
                                   case may be, so that the
                                   balance of the Participant
                                   Accounts equals the aggregate
                                   investment experience for the
                                   month ended on that Accounting
                                   Date of the Adjustment
                                   Portions elected by him and
                                   applicable to that Participant
                                   Account as of that date;

                              (c)  next, by crediting the last
                                   ----
                                   Participant Account
                                   established on behalf of
                                   each Participant with the
                                   amount of any deferrals made
                                   by him during the month ending
                                   on that date, and with any
                                   Matching Amount to be credited
                                   for that month, which amounts
                                   shall be credited, pro rata,
                                   according to Adjustment
                                   Portions elected by the
                                   Participant under that
                                   Participant Account;

                              (d)  next, if the Accounting Date
                                   is December 31 and if the
                                   Participant hasnot made
                                   Before-Tax Contributions under
                                   the 401(k) Plan for the
                                   calendar year ended on that
                                   date equal to the lesser of
                                   the amount permitted under
                                   section 402(g) of the Code for
                                   that year or the amount
                                   permitted by the terms of the
                                   401(k) Plan for that year, by
                                   debiting the Participant
                                   Account established on behalf
                                   of the Participant for the
                                   calendar year ending on that
                                   December 31 with an amount
                                   equal to the Matching Amount
                                   previously credited to that
                                   Account, plus any increment
                                   attributable thereto;

                              (e)  next, if the Accounting Date
                                   ----
                                   is December 31, by charging
                                   the Participant Account
                                   established on behalf of each
                                   Participant for the calendar
                                   year ending on that December
                                   31 with an annual
                                   administrative fee of $100,
                                   which administrative fee shall
                                   be charged, pro rata,
                                   according to the Adjustment
                                   Portions of that Participant
                                   Account; and

                              (f)  finally, if the Accounting
                                   -------
                                   Date is the last day of a
                                   calendar quarter, by executing
                                   the Adjustment Portion change
                                   elections made pursuant to the
                                   provisions of subsection 6.2
                                   that are to be effective as of
                                   first day the next following
                                   calendar quarter.

The term "Accounting Date" means the last business day of each calendar month.

               7.2            Matching Amount.  A portion of the
                              ---------------
amount deferred, including the 401(k) Top-Up Contributions, is eligible for a "Matching Amount." Subject to the provisions of paragraph 7.1(d), the Matching Amount is made monthly with respect to a deferred amount which is equal to the product obtained by multiplying the deferral percentage elected under the 401(k) Plan by the gross salary and other cash compensation (except for long term incentive compensation and severance benefits) payable during a month and subtracting from such product the portion of the Before-tax Contribution transferred to the 401(k) Plan for such month and that is eligible for a Matching Contribution thereunder. The deferral percentage used for purposes of calculating the Matching Amount is the monthly percentage in effect under the 401(k) Plan for Before-tax Contributions and for months after the maximum contribution to the 401(k) Plan is reached, the deferral percentage currently elected under the 401(k) Plan for the month that the maximum contribution is reached, provided that the deferral percentage
                         -------------
cannot exceed the maximum percentage eligible for Matching Contributions pursuant to the 401(k) Plan. The term "Matching Amount" means a credit with respect to the deferral amount, as determined pursuant to this subsection 7.2. The Matching Amount is equal to the Matching Contribution that would have been made on the eligible deferred amount as described in this subsection
7.2 had such deferral been made under the 401(k) Plan.

               7.3            Quarterly Statement of Participant
                              ----------------------------------
Accounts Balances.  As soon as practicable, but not more than 30
-----------------
days after the last day of each calendar quarter, the Plan Administrator shall provide each Participant with a statement of the balances of his Participant Accounts as of that day.

SECTION 8 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO PARTICIPANTS
----------------------------------------------------------------
               8.1            Annual Distributions.  Except as
                              --------------------
otherwise provided in this Section 8, if a Participant's employment with the Employers and Affiliates is terminated for any reason other than his death, and on the June 30 preceding his initial "Distribution Payment Date" (as defined below) the aggregate balances of his Participant Accounts equal at least $50,000, each of the Participant's Participant Accounts will be distributed to him in annual "Installment Distributions" (in the annual amount determined as provided below), made on or about each Distribution Payment Date, beginning:

                              (a)  in the case of a Participant
                                   whose employment terminates at
                                   any age on account of
                                   "disability" (as determined by
                                   the Plan Administrator) or for
                                   any reason at or after
                                   reaching age 55 years, on or
                                   about the Distribution Payment
                                   Date of the calendar year
                                   elected by him; and

                              (b)  in all other cases, and
                                   notwithstanding any previous
                                   election, on or about the
                                   Distribution Payment Date of
                                   the calendar year next
                                   following the calendar year
                                   during which his termination
                                   of employment occurs;

and continuing for the number of calendar years constituting the Distribution Period he has irrevocably elected with respect to that Participant Account. If on the June 30 preceding his initial Distribution Payment Date the aggregate balances of a Participant's Participant Accounts is an amount that is less than

$50,000, those balances shall be distributed to him on or about his initial Distribution Payment Date in a single lump sum. The amount of the annual "Installment Distribution" from a Participant Account for a calendar year shall be equal to the balance of that Participant Account as of June 30 of that year, divided by the number of calendar years remaining in the Distribution Period elected by the Participant with respect to that Account. Notwithstanding any of the foregoing to the contrary, if a Participant with respect to whom a Participant Account has been established for calendar year 1995 or 1996 has elected a Distribution Period that is less than 10 calendar years, then, at any time, but at least one year prior to his initial Distribution Payment Date, he may elect to have his Distribution Period with respect to any such Participant Account occur over a period of 10 or more years commencing on the previously elected initial Distribution Payment Date. The term "Distribution Payment Date" means July 20 of each year.


               8.2            Interim Distributions.  Subject to
                              ---------------------
the following provisions of this subsection 8.2, at the time that a Participant enters into an Annual Participation Election form, he may elect to receive, as of any Distribution Payment Date occurring at least 7 years after the effective date of that Agreement, an Interim Distribution of any portion of the balance of the Participant Account established by that Agreement, determined as of the June 30 immediately preceding that Distribution Payment Date. If a Participant becomes entitled to receive an Interim Distribution from a Participant Account on or after the initial Distribution Payment Date applicable to that Account, no Interim Distribution shall be made to him and his Installment Distributions being made pursuant to subsection 8.1 shall continue. A Participant shall express his election of an Interim Distribution as a flat dollar amount or as a percentage of the balance of his Participant Account, determined as of the June 30 immediately preceding the date as of which the Interim Distribution is to be made. Any Interim Distribution election made by a Participant shall be automatically cancelled on the date of his death. Notwithstanding any of the foregoing to the contrary, if a Participant has elected to receive an Interim Distribution with respect to a Participant Account established for calendar years 1995 and 1996, then, at any time, but at least one year prior to such Interim Distribution, he may elect to reduce such Interim Distribution payable.

               8.3            Emergency Distributions.  If, on
                              -----------------------
written application of a Participant, it is determined (as provided below) that the Participant has experienced an "Unforeseeable Emergency" (as defined below), then, as of the first day of any calendar month, the Participant may elect to receive an Emergency Distribution from one or more of his Participant Accounts, provided that the aggregate amount of any such distribution shall not exceed the amount reasonably needed to satisfy the Participant's emergency need. The term "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a "dependent" (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to a casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In determining whether an Emergency Distribution should be made to a Participant consideration may be given to the extent to which his Unforeseeable Emergency can be relieved:

                              (a)  through reimbursement or
                                   compensation by insurance or
                                   otherwise;

                              (b)  by liquidation of the
                                   Participant's assets, to the
                                   extent the liquidation of such
                                   assets would not itself cause
                                   severe financial hardship;

                              (c)  by cessation of deferrals
                                   under the Plan; or

                              (d)  other distributions to be made
                                   to the Participant from the
                                   Plan.

A determination with respect to whether a Participant has experienced an Unforeseeable Emergency shall be made:

                              (a)  in the case of a Participant
                                   employed, or last employed, by
                                   an Employer at a salary grade
                                   below salary grade 24
                                   (exclusive of an elected
                                   officer of an Employer) and
                                   his Beneficiary, the Plan
                                   Administrator; and

                              (b)  in the case of a Participant
                                   employed, or last employed, by
                                   an Employer at salary grade 24
                                   or above or as an elected
                                   officer of an Employer and
                                   their Beneficiaries, the
                                   Committee.

The provisions of Section 12 of the Plan shall not be applicable with respect to any determination made pursuant to this subsection 8.3.

               8.4  Elective Distributions.  As of the first day
                    ----------------------
of any calendar month a Participant may elect, by writing filed with the Plan Administrator, to receive an Elective Distribution from one or more of his Participant Accounts, provided, however, that if a Participant receives an Elective Distribution he shall forfeit an amount equal to 20 percent of the amount of that Elective Distribution, which amount shall be charged to his Participant Accounts as provided in paragraph 7.1(a).

               8.5            Change in Control Distributions.
                              -------------------------------
In connection with, but prior to, a "Change in Control" (as defined in subsection 11.4), the Committee, in its sole discretion, may authorize a Participant's Participant Accounts to be distributed to him in a single lump sum.

               8.6            Withholding.  A Participant's
                              -----------
Employer shall withhold from the non-deferred portion of his compensation for any period all Social Security Taxes as required by sections 3101, 3102 and 3121(v) of the Code to be paid with respect to the amount of his deferrals under the Plan for that period. The Plan Administrator shall cause to be withheld from any distribution made pursuant to the terms of the Plan any other amount required to be withheld by federal, state or local law.

SECTION 9 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO BENEFICIARIES
-----------------------------------------------------------------
               9.1            Distribution to Beneficiary.  If a
                              ---------------------------
Participant dies (either prior to or following his termination of employment with the Employers and Affiliates) the undistributed balance of each of his Participant Accounts will:

                              (a)  if distribution has commenced
                                   prior to his death, continue
                                   to be distributed in annual
                                   Installment Distributions, to
                                   the deceased Participant's
                                   Beneficiary with respect to
                                   the Participant Account during
                                   the remainder of the
                                   Distribution Period applicable
                                   to that Account as if the
                                   deceased Participant had
                                   lived; and

                              (b)  if distribution has not
                                   commenced prior to his death,
                                   be distributed in annual
                                   Installment Distributions
                                   commencing on the Distribution
                                   Payment Date and over the
                                   Distribution Period elected by
                                   the deceased Participant with
                                   respect to that Participant
                                   Account.

               9.2            Beneficiary.  The term
                              -----------
"Beneficiary" means, with respect to any Participant (or a Participant's Beneficiary), such natural or legal person or persons as may be designated by him (who may be designated contingently or successively) to receive the remaining balance of one or more of his Participant Accounts if he dies before a total distribution of the balance is made to him. A Beneficiary designation will be effective with respect to a Participant Account only when a signed and dated Beneficiary designation form applicable to that Account is filed with the Plan Administrator while the Participant is alive, which form will cancel any Beneficiary designation form relating to that Participant
Account signed and filed earlier. The same also applies to a Beneficiary designation filed by a Beneficiary. If a Beneficiary survives a Participant and such Beneficiary dies before a total distribution of his Participant Accounts (without a contingent or successive Beneficiary designated by a Participant), the balance of such Account will be made to any person designated by such Beneficiary. If a Participant (or his Beneficiary) is not survived by any Beneficiary of a Participant Account, the Plan Administrator shall distribute the balance of that Participant Account to the legal representative or representatives of the estate of the Participant (or his Beneficiary).

SECTION 10 - DISTRIBUTIONS TO INCAPACITATED PERSONS
---------------------------------------------------
               Notwithstanding any other provision of the Plan, if a Participant or other person entitled to a distribution under the Plan is determined by a court of competent jurisdiction to be physically, mentally or legally incapacitated and unable to manage his financial affairs and claim is made by a conservator or other person legally charged by such court with the care of his person, the Plan Administrator shall make distributions to such conservator or other person. Any distribution made in accordance with this Section shall fully acquit and discharge all persons from all further liability on account thereof.

SECTION 11 - SECTION 162(m) LIMITATION ON DISTRIBUTIONS.
-------------------------------------------------------
               11.1           Tentative Section 162(m)
                              ----------------------
Determination.  Notwithstanding any other provision of the Plan
------------- to the contrary, prior to a Participant's
Distribution Payment Date for any calendar year, the Chairperson of the Committee may, in the Chairperson's discretion, make a tentative determination as to whether the sum of:

                              (a)  amounts otherwise
                                   distributable to the
                                   Participant under the Plan as
                                   of that Distribution Payment
                                   Date; and

                              (b)  all other compensation
                                   expected to be payable to the
                                   Participant and deductible by
                                   the Employers for that
                                   calendar year;

will exceed the maximum deductible amount permitted with respect to the Participant for that calendar year by section 162(m) of the Code. Based on the Chairperson's tentative decision, the provisions of subsection 11.2 or 11.3, as the case may be, shall become applicable with respect to the Participant. Notwithstanding the foregoing, the provisions of this Section shall not be applicable with respect to any distribution payable from the Plan during any calendar year following the calendar year in which a "Change in Control" (as defined in subsection 11.4) occurs.

               11.2  Tentative Determination Amount Not in Excess
                    ---------------------------------------------
of 162(m) Limit. If the Chairperson of the Committee tentatively --------------- determines that the sum of the amounts described in paragraphs 11.1(a) and (b) payable to a Participant for a calendar year will be fully deductible by the Employers for that year, distribution from his Participant Accounts shall be made to the Participant in accordance with the provisions of Section 8 of the Plan as of his Distribution Payment Date. However, during the month of December of that calendar year, the Chairperson of the Committee shall make a final determination with respect to whether the amounts described in paragraphs 11.1(a) and (b) are fully deductible by the Employers, within the limitation of section 162(m) of the Code. If he determines that they are not, any amount distributed from a Participant's Participant Accounts during the calendar year that is not deductible by the Employers shall constitute a loan to the Participant and shall be repaid to the Employers, with interest (at the rate provided by section 1274(d) of the Code), on or before the last day of that calendar year. Any such repaid amount shall be credited to the Participant's Participant Account from which it was distributed as of the Accounting Date coincident with or next following the date on which it is repaid.

               11.3  Tentative Determination Amount in Excess of
                     -------------------------------------------
162(m) Limit. If the Chairperson of the Committee tentatively
------------
determines that the sum of the amounts described in paragraphs 11.1(a) and (b) payable to a Participant for a calendar year will not be fully deductible by the Employers for that year, the Chairperson of the Committee may direct that all or any portion of the balances of the Participant's Participant Accounts otherwise distributable as of his Distribution Payment Date for that calendar year be retained under the terms of the Plan. However, during the month of December of that calendar year, the Chairperson of the Committee shall make a final determination with respect to whether any portion of such retained amount will be fully deductible to the Employer for that calendar year if distributed to the Participant and such portion that is fully deductible, if any, shall be distributed to the Participant on or before that last day of that calendar year. Any such distribution shall be charged to the Participant's Participant Account from which it was distributed as of the Accounting Date coincident with or next following the date of distribution.

               11.4  Change in Control. A "Change in Control"
                     -----------------
shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

                              (a)  date of expiration of a Tender
                                   Offer (other than an offer by
                                   Mead), if the offeror acquires
                                   Shares pursuant to such Tender
                                   Offer;

                              (b)  the date of approval by the
                                   shareholders of Mead of a
                                   definitive agreement:

                                   (i)  for the merger or
                                        consolidation of Mead or
                                        any direct or indirect
                                        subsidiary of Mead into
                                        or with another
                                        corporation, other than:

                                        (A)  a merger or
                                             consolidation which
                                             would result in the
                                             voting securities of
                                             Mead outstanding
                                             immediately prior
                                             thereto continuing
                                             to represent,

                                             (I)  in the case of
                                                  a merger or
                                                  consolidation
                                                  of Mead, either
                                                  by remaining
                                                  outstanding or
                                                  by being
                                                  converted into
                                                  voting
                                                  securities of
                                                  the surviving
                                                  entity or
                                                  any parent
                                                  thereof, or


                                            (II)  in the case of
                                                  a merger or
                                                  consolidation
                                                  of any direct
                                                  or indirect
                                                  subsidiary of
                                                  Mead, either by
                                                  remaining
                                                  outstanding if
                                                  Mead continues
                                                  as a parent
                                                  of the merged
                                                  or consolidated
                                                  subsidiary or
                                                  by being
                                                  converted into
                                                  voting
                                                  securities of
                                                  the surviving
                                                  entity or any
                                                  parent thereof;

                                   at least 51 percent of the
                                   combined voting power of the
                                   voting securities of Mead or
                                   such surviving or parent
                                   entity outstanding immediately
                                   after such merger or
                                   consolidation, or


                                        (B)  a merger or
                                             consolidation
                                             effected to
                                             implement a
                                             recapitalization of
                                             Mead (or similar
                                             transaction) in
                                             which no Person (as
                                             defined below) is or
                                             becomes the
                                             Beneficial Owner (as
                                             defined below)
                                             directly or
                                             indirectly, of
                                             securities of Mead
                                             (not including in
                                             the securities
                                             Beneficially Owned
                                             by such Person any
                                             securities acquired
                                             directly from Mead
                                             or its Affiliates)
                                             representing 25
                                             percent or more of
                                             the combined voting
                                             power or Mead's then
                                             outstanding
                                             securities, or

                                   (ii) for the sale or
                                        disposition of all or
                                        substantially all of the
                                        assets of Mead, other
                                        than a sale or
                                        disposition by Mead of
                                        all or substantially all
                                        of Mead's assets to an
                                        entity, at least 51
                                        percent of the combined
                                        voting power of the
                                        voting securities of
                                        which are owned (directly
                                        or indirectly) by
                                        shareholders of Mead in
                                        substantially the same
                                        proportions as their
                                        ownership of Mead
                                        immediately prior to
                                        such sale or disposition;


                              (c)  any Person is or becomes the
                                   Beneficial Owner of 25 percent
                                   or more of the voting power of
                                   the then outstanding
                                   securities of Mead (not
                                   including in the securities
                                   beneficially owned by such
                                   Person any securities acquired
                                   directly from Mead or its
                                   affiliates), excluding any
                                   Person who becomes such a
                                   Beneficial Owner in connection
                                   with a transaction described
                                   in subparagraph (b)(i)(A) or
                                   the date of authorization, by
                                   both a majority of the voting
                                   power of Mead and a majority
                                   of the portion of such voting
                                   power excluding the voting
                                   power of interested Shares,
                                   of a control share acquisition
                                   (as such term is defined in
                                   Chapter 1701 of the Ohio
                                   Revised Code); and

                              (d)  a change in the composition of
                                   the Board of Directors such
                                   that individuals who were
                                   members of the Board of
                                   Directors on the date two
                                   years prior to such change
                                   (and any new directors (other
                                   than a director whose initial
                                   assumption of office is in
                                   connection with an actual or
                                   threatened election contest,
                                   including but not limited to a
                                   consent solicitation, relating
                                   to the election of directors
                                   of Mead) who were elected, or
                                   were nominated for election,
                                   by Mead's shareholders with
                                   the affirmative vote of at
                                   least two-thirds of the
                                   directors then still in office
                                   who either were directors at
                                   the beginning of such two year
                                   period or whose election or
                                   nomination for election was
                                   previously so approved) no
                                   longer constitute a majority
                                   of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Mead immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Mead immediately following such transaction or series of transactions.

               11.5      Certain Definitions.  The
                         -------------------
following definitions shall be applicable with respect to subsection 11.4:

                         (a)  Affiliate shall have the meaning
                              ---------
                              set forth in Rule 12b-2 promulgated
                              under Section 12 of the Exchange
                              Act.

                         (b)  Beneficial Owner shall have the
                              ----------------
                              meaning defined in Rule 13d-3 under
                              the Exchange Act.

                         (c)  Exchange Act shall mean the
                              Securities Exchange Act of 1934, as
                              amended from time to time.

                         (d)  Person shall have the meaning given
                              in Section 3(a)(9) of the Exchange
                              Act, as modified and used in
                              Sections 13(d) and 14(d) thereof,
                              except that such term shall not
                              include:

                              (i)  Mead or any of its
                                   subsidiaries,

                              (ii) a trustee or other fiduciary
                                   holding securities under an
                                   employee benefit plan of Mead
                                   or any of its Affiliates,

                            (iii)  an underwriter temporarily
                                   holding securities pursuant to
                                   an offering of such
                                   securities, or

                         (iv)      a corporation owned, directly
                                   or indirectly, by the
                                   shareholders of Mead in
                                   substantially the same
                                   proportions as their ownership
                                   of stock of Mead.

                         (e)  Shares shall mean shares of common
                              ------
                              stock, without par value, of The
                              Mead Corporation.

                         (f)  Tender Offer shall mean a tender
                              ------------
                              offer or a request or invitation
                              for tenders or an exchange offer
                              subject to regulation under Section
                              14(d) of the Exchange Act and the
                              rules and regulations thereunder,
                              as the same may be amended,
                              modified or superseded from time to
                              time.

SECTION 12 - DISPUTE RESOLUTION
-------------------------------
               12.1      Notice of Denial.  If any dispute arises
                        ----------------
with respect to a Participant or Beneficiary (a "Claimant") under the Plan, Mead will provide the Claimant with a written notice of its resolution of the dispute setting forth:

                         (a)  the provisions of the Plan upon
                              which the resolution was based; and


                         (b)  an explanation of this claims
                              procedure.

If Mead rejects a Claimant's application for failure to furnish certain necessary materials or information, the written notice to the Claimant will explain what additional material is needed and why, and advise the Claimant that he may refile a proper application. In the event that Mead fails to take any action on the Claimant's initial application within 90 days after receipt, the application will be deemed denied, and the Claimant's appeal rights under subsection 11.2 will be in effect as of the end of such period.

               12.2      Notice of Appeal.  Within 60 days after
                         ----------------
the receipt of Mead's notice ofresolution, the Claimant may file a written notice of appeal of the resolution with the "Claims Reviewer" (as defined below). In addition, within such appeal period, the Claimant may review pertinent documents at such reasonable times and places as the Claims Reviewer may specify and may submit any additional written material pertinent to the appeal not set forth in the notice of appeal. The appeal shall be determined by the Claims Reviewer, and the Claimant shall be entitled to appear before the Claims Reviewer to present his claim. The term "Claims Reviewer" means:

                         (a)  in the case of a Participant
                              employed, or last employed, by an
                              Employer at a salary grade below
                              salary grade 24 (exclusive of an
                              elected officer of an Employer) and
                              of his Beneficiary, a panel of 3
                              persons appointed by the Plan
                              Administrator; and

                         (b)  in the case of a Participant
                              employed, or last employed, by an
                              Employer at salary grade 24 or
                              above or as an elected officer of
                              an Employer their Beneficiaries,
                              the Chairperson of the Committee.

               12.3      Decision on Appeal.  The panel referred
                         ------------------
to in paragraph 12.2(a) or the Chairperson, as the case may be, will make a written decision on the appeal not later than 60 days after its receipt of the notice of appeal unless special circumstances require an extension of time, in which case a decision will be given as soon as possible, but not later that 120 days after receipt of the notice of appeal. The decision on the appeal will be in writing and shall include specific reasons for the decision, making specific reference to the provision of the Plan upon which the decision was based.

SECTION 13 - AMENDMENT AND TERMINATION
--------------------------------------
               The Committee reserves the right to amend the Plan at any time, except that no amendment shall reduce a Participant's Participant Account balances to less than the amounts that he would have been entitled to receive on the later of the effective date of the amendment or the date on which the amendment is adopted. The Plan will terminate on the date on which it is terminated by the Committee, provided, however, that:

                         (a)  at least two Crediting Options
                              shall be maintained until the
                              aggregate balances of all
                              Participant Accounts have been
                              distributed; and

                         (b)  distributions from the Plan shall
                              continue to be made under Section 8
                              or Section 9, as the case may be,
                              pursuant to elections previously
                              made by Participants or as
                              otherwise provided under Section 8
                              or 9.

                              EXHIBIT I
                                 TO
                        THE MEAD CORPORATION
                 EXECUTIVE CAPITAL ACCUMULATION PLAN
                 -----------------------------------


      The Crediting Options available under the Plan as of January 1,
1999 are:

                           Type Fund                  Managed By
                           ---------                  ----------
            (1)            Money Market               PacMutual
            (2)            Managed Bond               PIMCO
            (3)            Multi Strategy             J.P. Morgan
            (4)            Equity Income              J.P. Morgan
            (5)            Equity Index               Bankers Trust
            (6)            Growth                     Cap Guardian Trust
            (7)            Growth L.T.                Janus Capital
            (8)            International              Morgan Stanley